Exhibit 10.2
2011 Summary of Executive Cash Compensation
 and Award Targets Under the Annual Incentive Plan

The following table sets forth the current base salaries provided for the Company’s CEO, CFO and four most highly compensated executive officers.  Salary increases are determined annually in March and effective April 1, 2011:

Executive Officers	Current Salary

Angelo Brisimitzakis	$800,000
Rodney Underdown	$364,534
Ronald Bryan	$284,572
Gerald Bucan	$300,416
Keith Clark	$347,256

David Goadby	£201,724*

* Salary is denominated in pounds, so U.S. dollar equivalent may vary.

Executive officers are also eligible to receive a bonus each year under the Company’s Annual Incentive Plan.  The target percentages (based on percentage of salary ) under this plan for the Company’s CEO, CFO and four most highly compensated executive officers are as shown in the following table.

Executive Officers	Target Percentage

Angelo Brisimitzakis	90%
Rodney Underdown	55%
Ronald Bryan	50%
Gerald Bucan	50%
Keith Clark	55%
David Goadby	50%